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                                                                    Exhibit 23.2


             [LETTERHEAD OF MCGLADREY & PULLEN, LLP APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement of our reports, dated September 13, 1996, relating to the combined financial statements of HealthCare Financial Partners, Inc. and Health Partners DEL, L.P. and financial statements of HealthPartners Funding, L.P. and to the reference to our Firm under the caption "Experts".


                                /s/ McGladrey & Pullen, LLP

Charlotte, North Carolina
June 11, 1997